EXHIBIT 23(1)

CONSENT OF

INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Board of Directors

RARE Hospitality International, Inc.

We consent to incorporation by reference in the registration statements No. 333-30046, No. 333-65485, No. 333-11983, No. 333-11963, No. 333-11969, No. 333-11977, No. 333-97711; No. 333-49674 and No. 333-116316 on Form S-8 and in the registration statement No. 333-54150 on form S-3 of RARE Hospitality International, Inc. of our report dated March 6, 2006, with respect to the consolidated balance sheets of RARE Hospitality International, Inc. and subsidiaries as of December 25, 2005 and December 26, 2004, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 25, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 25, 2005 and the effectiveness of internal control over financial reporting as of December 25, 2005, which reports appear in the December 25, 2005 annual report on Form 10-K of RARE Hospitality International, Inc.

KPMG LLP

Atlanta, Georgia

March 6, 2006